As filed with the Securities and Exchange Commission on May 1, 2008

Registration Statement No. 333-150054

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GMH COMMUNITIES TRUST

(Exact name of Registrant as Specified in Its Charter)

Maryland	20-1181390
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(610) 355-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

GMH MILITARY HOUSING MANAGEMENT LLC

NON-QUALIFIED DEFERRED COMPENSATION PLAN

(Full Title of the Plan)

Joseph M. Macchione

Executive Vice President and General Counsel

GMH Communities Trust

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(610) 355-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John T. Haggerty, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA

(617) 570-1000

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-150054) of GMH Communities Trust (“GMH”).

On April 30, 2008, pursuant to the terms of that certain Securities Purchase Agreement (the “Purchase Agreement”), by and among GMH, GMH Communities, LP, Balfour Beatty, Inc. and, solely for purposes of Article 8 thereof, Balfour Beatty plc, GMH sold the Company’s military housing division through the sale of all of the issued and outstanding capital stock and limited liability company interests of GMH Communities TRS, Inc., GMH Military Housing Investments LLC and GMH AF Housing Construction LLC (the “Military Housing Sale”).

The GMH Military Housing Management LLC Non-Qualified Deferred Compensation Plan was adopted solely for the benefit of the management of the Company’s military housing division.  Therefore, in connection with the Military Housing Sale, GMH hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newtown Square, Commonwealth of Pennsylvania, on this first day of May 2008.

GMH COMMUNITIES TRUST

By:	/s/ Gary M. Holloway, Sr.

Gary M. Holloway, Sr.
Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Gary M. Holloway, Sr.	President, Chief Executive Officer	May 1, 2008
Gary M. Holloway, Sr.	and Chairman of the Board of Trustees (Principal Executive Officer)

/s/ J. Patrick O’Grady	Executive Vice President and Chief	May 1, 2008
J. Patrick O’Grady	Financial Officer (Principal Financial Officer)

*	Trustee	May 1, 2008
Bruce F. Robinson

*	Trustee	May 1, 2008
Frederick F. Buchholz

*	Trustee	May 1, 2008
James W. Eastwood

*	Trustee	May 1, 2008
Michael D. Fascitelli

*	Trustee	May 1, 2008
Steven J. Kessler

*	Trustee	May 1, 2008
Denis J. Nayden

*	Trustee	May 1, 2008
Dennis J. O’Leary

*	Trustee	May 1, 2008
Richard A. Silfen

* By:	/s/ Joseph M. Macchione
Joseph M. Macchione
Power-of-Attorney